Exhibit 99.1

Gleacher & Company Announces Reopening of Stockholder Proposal Period

In Response to Request by Stockholder Clinton Group, Inc., Company to Allow Further Stockholder Nominations to the Board of Directors

NEW YORK, NY— Mar. 26, 2013 — Gleacher & Company, Inc. (Nasdaq: GLCH) today announced that it has received a letter from a stockholder of the Company, Clinton Group, Inc., requesting that the Company reopen the period during which stockholders of the Company may submit proposals for nominations to the Company’s Board of Directors (the “Board”).  The Company’s bylaws required that stockholders provide advance notice of their intention to nominate directors to the Board by February 23, 2013.  In light of recent developments since that date, together with principles of corporate governance, the Board has agreed to suspend the advance notice bylaw provision deadline for the purpose of allowing proposals for director nominations, effective immediately, as described herein. The Board will allow any stockholder of the Company to submit proposals for nominations to the Board, in a manner otherwise consistent with the Company’s bylaws, until 5:00 p.m. EDT on April 8, 2013, after which no further proposals will be accepted.

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services.  For more information, please visit www.gleacher.com.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

Important Additional Information

Gleacher & Company, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Gleacher stockholders in connection with the matters to be considered at Gleacher’s 2013 Annual Meeting. Gleacher intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Gleacher stockholders. Gleacher STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Gleacher’s directors and executive officers in Gleacher stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.gleacher.com) in the section “Investor Relations-SEC Filings.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Gleacher’s 2013 Annual Meeting. Information can also be found in Gleacher’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Gleacher with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Gleacher’s website at www.gleacher.com or by writing to Gleacher & Company, Inc. at 1290 Avenue of the Americas, New York, New York 10104.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Marcia Horowitz
Thomas J. Hughes	Rubenstein Associates
Chief Executive Officer	212.843.8014
212.273.7100